Exhibit 99.1
Brinker International Announces Pricing of Notes Offering
DALLAS, June 22, 2023 - Brinker International, Inc. (NYSE: EAT) (the “Company”) today announced that it has priced its previously announced private notes offering and has agreed to issue and sell $350 million aggregate principal amount of 8.250% senior unsecured notes due 2030 (the “Notes”). The Notes were sold to eligible purchasers at 100% of the principal amount.
The Notes will be guaranteed on a senior unsecured basis by each of the Company’s subsidiaries that guarantee its revolving credit facility. Net proceeds from the offering of the Notes will be used to repay a portion of the outstanding indebtedness under the Company’s revolving credit facility. The closing of the Notes offering is scheduled to occur on June 27, 2023, subject to customary closing conditions.
The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from such registration requirements. Accordingly, the Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions outside the United States in accordance with Regulation S under the Securities Act. This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, Maggiano’s Little Italy® and the It’s Just Wings® virtual brand. Founded in 1975 in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in 29 countries and two U.S. territories. Our passion is making everyone feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery.
Forward-Looking Statements
The statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made or to reflect the occurrence of unanticipated events. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, prevailing market conditions, risks related to whether the Company will consummate the offering of the Notes on the expected terms, or at all, and the fact that Company’s management may have broad discretion in the use of the proceeds from any sale of the Notes. Other risks and uncertainties include, among other things, the impact of general economic conditions,

Exhibit 99.1
including inflation, on economic activity and on our operations; the crisis in Ukraine and related disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, our partners’ supply chains, operations, technology and assets, and our financial performance; the impact of competition; changes in consumer preferences; consumer perception of food safety; reduced consumer discretionary spending; unfavorable publicity; governmental regulations; the Company's ability to meet its business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management and team members; the impact of social media or other unfavorable publicity; reliance on technology and third party delivery providers; failure to protect the security of data of our guests and team members; product availability and supply chain disruptions; regional business and economic conditions; volatility in consumer, commodity, transportation, labor, currency and capital markets; litigation; franchisee success; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; downgrades in credit ratings; changes in estimates regarding our assets; actions of activist shareholders; failure to comply with new environmental, social and governance (ESG) requirements; failure to achieve any goals, targets or objectives with respect to ESG matters; adverse weather conditions; terrorist acts; health epidemics or pandemics (such as COVID-19); tax reform; inadequate insurance coverage and limitations imposed by our credit agreements as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

SOURCE Brinker International Payroll Company, L.P.

FOR ADDITIONAL INFORMATION, CONTACT: MIKA WARE, INVESTOR RELATIONS: investor.relations@brinker.com; MEDIA RELATIONS: media.requests@brinker.com, (800) 775-7290